                                                                    EXHIBIT 10.1

                                                                  EXECUTION COPY
                                                                  --------------



                               VOTING AGREEMENT



                          DATED AS OF APRIL 28, 1999

                               TABLE OF CONTENTS
                               -----------------

1.   Voting Agreement; Restriction on Transfer...................................................  - 2 -

2.   Conditions to Consummation of the Financial Restructuring...................................  - 5 -

3.   Financial Restructuring; The Joint Plan.....................................................  - 6 -

4.   Payments....................................................................................  - 7 -

5.   Representations of the Consenting Holders...................................................  - 8 -

6.   Representations of the GBCC Group and HCC...................................................   - 9 -

7.   Forbearance.................................................................................  - 15 -

8.   Termination of Agreement....................................................................  - 15 -

9.   Further Acquisition of Securities...........................................................  - 17 -

10.  Amendments..................................................................................  - 17 -

11.  Governing Law; Jurisdiction................................................................. - 17 -

12.  Headings.................................................................................... - 17 -

13.  Successors and Assigns...................................................................... - 17 -

14.  Prior Negotiations.......................................................................... - 17 -

15.  Counterparts................................................................................ - 18 -

16.  No Third-Party Beneficiaries................................................................ - 18 -

17.  Consideration............................................................................... - 18 -

18.  Notices..................................................................................... - 18 -

19.  GBHC Payments............................................................................... - 18 -

20.  Payments to Indenture Trustee for Existing PRT Notes Prior to Effective Date................ - 18 -

21.  Refinancing................................................................................. - 19 -

22.  Professional Fees........................................................................... - 21 -

23.  Cooperation in Sands Bankruptcy............................................................. - 21 -

24.  Specific Performance........................................................................ - 22 -

25.  Survival and Assignment..................................................................... - 22 -

Exhibits and Schedules
----------------------

Exhibit A           - Form of Joint Reorganization Plan
Exhibit B           - Reorganization Budget
Schedule 6(b)(i)    - Liens, Claims and Encumbrances and Liabilities of GBHC to HCC
Schedule 6(b)(iv)   - Liabilities of PRT, PCC and NJMI
Schedule 6(b)(v)    - Contracts of PRT, PCC and NJMI
Exhibit 21(b)       - Term Sheet for New PCC Notes and Exchange Alternative

                               VOTING AGREEMENT
                               ----------------


     This Voting Agreement (the "Agreement") is entered into this 28th day of April, 1999, among Greate Bay Casino Corporation ("GBCC"), Pratt Casino Corporation ("PCC"), PRT Funding Corp. ("PRT"), New Jersey Management, Inc. ("NJMI," and together with GBCC, PCC and PRT, collectively the "GBCC Group"), Hollywood Casino Corporation ("HCC") and the undersigned holders, severally and neither jointly nor jointly and severally (collectively, and together with any other persons who become signatories hereto, the "Consenting Holders").

                                R E C I T A L S
                                - - - - - - - -

A. PRT has issued and there remains outstanding $85 million principal amount of 11-5/8% Senior Notes (the "Existing PRT Notes").

B.   PCC has guaranteed the payment of the Existing PRT Notes (the "PCC
Guarantee").

C. The Consenting Holders hold approximately $82.823 million of the Existing PRT Notes in the principal amounts, respectively, set forth on the signature pages hereto.

D. The GBCC Group, HCC and the Consenting Holders desire to implement a financial restructuring (the "Financial Restructuring") of the Existing PRT Notes substantially on the terms and conditions set forth in the Joint Reorganization Plan attached hereto as Exhibit A (the "Joint Plan"). The principal component of the Financial Restructuring is the payment to the holders of the Existing PRT Notes, by substantial consummation of a plan of reorganization, of at least $40,329,375 on the terms provided in Section 6.2(Q) of the Joint Plan (the "Cash Take-Out").

E. In order to implement the Financial Restructuring, PCC, PRT and NJMI will commence (the date of such commencement being the "Petition Date") proceedings under Chapter 11 of the Bankruptcy Code (the "Chapter 11 Proceedings") and seek to obtain court approval of the Joint Plan and a disclosure statement in respect thereof (the "Disclosure Statement").

F. This Agreement is being entered into in order to facilitate the implementation of the Financial Restructuring, by the Consenting Holders in consideration of PCC's, PRT's and NJMI's agreement to commence the Chapter 11 Proceedings and to file and seek confirmation of the Joint Plan and of GBCC's and HCC's agreement to participate in the Financial Restructuring, and by the GBCC Group and HCC in consideration of the Consenting Holders' agreement to vote their claims to accept the Joint Plan and otherwise agree to the terms of the Financial Restructuring as set forth below.

                               A G R E E M E N T
                               - - - - - - - - -

     Now, therefore, in consideration of the premises and the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

 1.  Voting Agreement; Restriction on Transfer.

     (a) Each Consenting Holder, severally and neither jointly nor jointly and severally, hereby agrees that it shall:

          (i) Subject to its receipt of appropriate disclosure and solicitation materials meeting the requirements of the Bankruptcy Code, timely vote its claims (or claims otherwise subject to such Consenting Holder's right to vote or direct the disposition thereof) in respect of the Existing PRT Notes owned on the date hereof or hereafter acquired to accept the Joint Plan (and not revoke or withdraw such vote);

          (ii) Refrain from the sale, transfer, pledge or any other assignment of any of the Existing PRT Notes, or any voting interest therein to any person unless such person is a "qualified institutional buyer" within the meaning of Rule 144A promulgated under the Securities Act of 1933, as amended (the "Securities Act"), and such person agrees in writing to become a party to, and be bound by the terms and conditions of, this Agreement (it being expressly acknowledged for the avoidance of doubt that any Consenting Holder may disclose the terms of this Agreement and any other information relating to the parties hereto to any transferee or prospective transferee of the PRT Notes);

          (iii) Not take any position in the Chapter 11 Proceedings that conflicts with its obligations hereunder;

          (iv) Vote its Existing PRT Notes and any other claims it might have or acquire to reject any bankruptcy plan of reorganization for PCC, PRT or NJMI other than the Joint Plan; and

          (v) Take such other and further actions as the GBCC Group and HCC shall reasonably request to effectuate the Financial Restructuring, including waiving the requirement of New Jersey Casino Control Commission approval of the Newco Warrants (as defined in the Joint Plan) if GBCC requests such waiver because it reasonably concludes that such approval will materially delay the closing of the Financial Restructuring.

Notwithstanding the foregoing, nothing in this Agreement shall require a Consenting Holder to take any action which is prohibited by the Bankruptcy Code or by other applicable law or regulation or by any order or direction of any court or any federal or state governmental authority.

     (b)  The obligations of the Consenting Holders under subsection (a) of this
Section 1 shall be at all times subject to the continuing conditions that:

          (i) the plan of reorganization being considered in the Chapter 11 Proceedings is substantially in the form of the Joint Plan;

          (ii) an Agreement Termination Event (as defined in Section 8 below) shall not have occurred; and

          (iii) HCC shall either (A) be actively pursuing the HCC Refinancing (defined in Section 21(a) below), on a schedule and with an intention to close not later than June 30, 1999 or (B) have consummated the HCC Refinancing and the escrow established in connection therewith shall still have funds available to fund the Cash Take-Out.

     (c) If GBCC receives a waiver from the Consenting Holders of New Jersey Casino Control Commission approval of the Newco Warrants and there is a closing of the Financial Restructuring, GBCC shall cause PPI Corporation to cause Newco (as defined in the Joint Plan) to use its reasonable best efforts to obtain such approval until such time as a plan is confirmed in the Sands Bankruptcy (as defined in Section 2 hereof).

2.   Conditions to Consummation of the Financial Restructuring.

     Consummation of the Financial Restructuring will be subject to the following closing conditions:

          (i) Receipt of all required government approvals, consents and authorizations;

          (ii) The absence of any pending or threatened action, suit, or proceeding before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction that is reasonably likely to result in an unfavorable injunction, judgment, order, decree, ruling, or charge that would (A) prevent the Cash Take-Out or (B) permit any or all of the payments made in the Cash Take-Out to be rescinded;

          (iii) The execution and delivery of all documentation relating to the liquidating trust contemplated by the Joint Plan (but not the assets to be delivered into such trust), in form and substance reasonably satisfactory to the Consenting Holders and consistent with the terms of the Joint Plan;

          (iv) The entry of orders of the Bankruptcy Court, which orders shall be reasonably satisfactory in form and substance to the Consenting Holders and, unless finality is waived by the Consenting Holders, shall have become final and non-appealable:

               (a) confirming the Joint Plan and, among other things, allowing the claims in respect of the Existing PRT Notes as the only allowed general unsecured claims in Class 1 under the Joint Plan;

               (b) disallowing any and all general unsecured claims in Class 8 in the Joint Plan (except for (1) any reasonable unpaid fees and expenses of the Indenture Trustee for the Existing PRT Notes (the "Indenture Trustee"), (2) any claims fully covered by liability insurance and (3) up to $50,000 payable in connection with claims insurable but subject to NJMI's deductible under existing insurance policies), including, without limitation, all claims asserted by the debtors or any other party acting on behalf of the debtors' estates in the jointly administered Chapter 11 cases (the "Sands Bankruptcy") of Greate Bay Hotel and Casino, Inc. ("GBHC"), GB Holdings, Inc. ("GBH") and GB Property Funding Corp. ("GB Funding"), Case Nos. 98-10001, 98-10002, 98-10003 (JW) in
                    the United States Bankruptcy Court for the District of New Jersey, including estate representatives, examiners or official committees of creditors; and

               (c) allowing or estimating claims of the IRS in an amount not to exceed $250,000.

3. Financial Restructuring; The Joint Plan. Each member of the GBCC Group agrees to commence, forthwith after the closing of the HCC Refinancing, the Chapter 11 Proceedings.

Each member of the GBCC Group and HCC agrees (i) to take all such steps as shall be reasonably necessary and desirable to consummate the Financial Restructuring, including obtaining confirmation of the Joint Plan, as promptly as practicable and (ii) to submit this Agreement and the Joint Plan to the appropriate regulatory authorities for their approval. In the event that it becomes impractical to pursue the Joint Plan and still consummate the Cash Take-Out by January 31, 2000, each member of the GBCC Group agrees that it shall use its reasonable best efforts to cause the Cash Take-Out to be consummated on terms and conditions as near as possible to those set forth in the Joint Plan; and will not take any steps that are inconsistent with such terms and conditions without first consulting with and obtaining the approval of the Consenting Holders. In the event that it becomes impractical to pursue the Joint Plan and still consummate the Cash Take-Out by January 31, 2000, HCC agrees that it will maintain the escrow established in the HCC Refinancing (defined below), for the purposes of effecting the Cash Take-Out, until the earlier of January 31, 2000 and an Agreement Termination Event.

4. Payments. The Consenting Holders acknowledge and agree (i) that PCC, PRT or NJMI shall make the payments described in Exhibit "B" (subject to Bankruptcy Court approval, as necessary) and (ii) that the dollar amounts for the payments described in Exhibit "B" as restructuring costs and ordinary course corporate expenses are estimates and may vary from the actual payments that are made.
PCC, PRT and NJMI represent that the dollar amounts set forth in Exhibit "B" for restructuring costs and ordinary course corporate expenses represent their good faith estimate of such payments through August 31, 1999 (the assumed date of consummation of the Financial Restructuring), it being acknowledged that PCC, PRT and NJMI have relied on the Consenting Holders' estimates of such Consenting Holders' professional fees and expenses in making such estimate.

5. Representations of the Consenting Holders. Each Consenting Holder, severally and neither jointly nor jointly and severally, represents and warrants to the GBCC Group and HCC that each of the following statements is true, correct and complete:

     (a) Corporate Power and Authority. It has all requisite corporate or trust power and authority to enter into this Agreement and to carry out the transactions contemplated by, and to perform its respective obligations under, this Agreement;

     (b) Authorization. The execution and delivery of this Agreement and the performance of its obligations hereunder have been duly authorized by all necessary corporate or trust action;

     (c) No Conflicts. The execution, delivery and performance of this Agreement do not and shall not (i) subject to receipt of all necessary governmental approvals, consents or authorizations, violate any provision of law, rule or regulation applicable to it, or its certificate of incorporation or its bylaws, or its agreement and declaration of trust, or (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any of its material contractual obligations;

     (d) Binding Obligation. This Agreement has been duly executed and delivered and is a legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability; and

     (e) Ownership of Existing PRT Notes. It is the beneficial owner of, and/or the investment adviser or manager for the beneficial owners of (with the power to vote and dispose on behalf of such beneficial owners), the principal amount of Existing PRT Notes set forth opposite its signature hereto.
6.   Representations of the GBCC Group and HCC.

     (a) Each member of the GBCC Group and HCC represents and warrants to each Consenting Holder that each of the following statements is true, correct and complete with respect to it:

          (i) Corporate Power and Authority. It has all requisite corporate power and authority to enter into this Agreement and to carry out the transactions contemplated by, and to perform its respective obligations under, this Agreement;

          (ii) Authorization. The execution and delivery of this Agreement and the performance of its obligations hereunder have been duly authorized by all necessary corporate action;

          (iii) No Conflicts. The execution, delivery and performance of this Agreement do not and shall not (i) subject to receipt of required government approvals, consents and authorizations, violate any provision of law, rule or regulation applicable to it or any of its subsidiaries or its certificate of incorporation or bylaws, or (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any of its material contractual obligations or those of any of its subsidiaries;

          (iv) Binding Obligation. This Agreement has been duly executed and delivered and is the legal, valid and binding obligation of each member of the GBCC Group and HCC, enforceable against each in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability;

          (v) Agreements. Each of (i) the Agreement dated as of September 2, 1998 among GBHC, GBH, GB Funding, certain entities in the GBCC Group, HCC and certain individual affiliates thereof (the "Settlement Agreement"), and (ii) the Agreement dated June 27,
                 --------------------
                1998 among GBHC, Advanced Casino Systems International, Inc., certain members of the GBCC Group, PCC, PRT, NJMI and HCC (the "Interim Settlement Agreement") is legal, valid, binding,
                 ----------------------------
                enforceable, and in full force and effect. There is no existing breach or default of either the Interim Settlement Agreement or the Settlement Agreement. To its knowledge, no regulatory actions are pending or threatened that would affect the legality, validity or enforceability of either the Interim Settlement Agreement or the Settlement Agreement;

          (vi) Management Contract Payments. The Management Services Agreement dated as of June 21, 1991 among Aurora Riverboats, Inc. and Greate Bay Casino Corporation (as amended and in effect, the "Aurora Management Contract") gives rise to payments each calendar quarter to Pratt Management, L.P. ("PMLP") and corresponding distributions in respect of the limited partnership interest in PMLP owned by PCC under the terms of the Limited Partnership Agreement of PMLP dated as of February 17, 1994. Those agreements provide that such payments and corresponding distributions are made not later than the twenty-fifth day following the end of each calendar quarter. PMLP has received all such amounts due to it for the first quarter of 1999, and has made all corresponding distributions to PCC, such that as of April 28, 1999 PMLP has cash not in excess of $330;

          (vii) There is no pending or threatened action, suit, or proceeding before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction that is reasonably likely to result in an unfavorable injunction, judgment, order, decree, ruling, or charge that would (A) prevent the Cash Take-Out or (B) permit any or all of the cash payments made in the Cash Take-Out to be rescinded; and

          (viii) Disclosure. The representations and warranties contained in this Section 6 by or with respect to it do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section not misleading.

     (b) Each member of the GBCC Group represents and warrants to each Consenting Holder that each of the following statements is true, correct and complete:

          (i) Notes. (A) PRT is the sole legal and beneficial owner, with marketable title, of a $10 million principal amount subordinated note dated February 17, 1994, together with accrued interest as of January 5, 1998 in the approximate amount of $2,754,375, due from GBHC to PRT; and (B) PCC is the sole legal and beneficial owner, with marketable title, of a $5 million principal amount subordinated note dated January 14, 1997, together with accrued interest as of January 5, 1998 in the approximate amount of $728,000, due from GBHC to PCC (the two notes, collectively, the "Notes"). Except as disclosed on
                 Schedule 6(b)(i), the Notes are free and clear of all liens, security interests, or other charges or encumbrances (except for the subordination provisions of the Notes), or any other type of preferential arrangement having the practical effect of constituting a security interest; the Notes are not subject to any defense, counterclaim or set-off other than those that may arise solely on account of the Sands Bankruptcy; other than the Notes, there is no other indebtedness of GBHC owed to any member of the GBCC Group or any of their affiliates other than indebtedness incurred in the ordinary course of business or that may arise solely on account of the Sands Bankruptcy, the "Deferred Fee" provided under the Interim Settlement Agreement, and the "Confirmation Payment" provided under the Settlement Agreement;

          (ii) Ownership of NJMI. PCC is the sole record and beneficial owner of, and has good and marketable title to, all of the stock of NJMI, free and clear of any and all liens, charges, encumbrances, options and other adverse claims or rights whatsoever;

          (iii) Financial Statements. (A) The audited balance sheets and statements of operations, changes in stockholders' equity, and cash flow (collectively, the "Financial Statements") as of and for the fiscal years ended December 31, 1998 and December 31, 1997 contained in Forms 10-K filed by PCC and PRT with the Securities and Exchange Commission (the "SEC Reports") have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby (except as noted therein), are correct and complete in all material respects and present fairly the consolidated financial condition of PCC and the financial condition of PRT as of such dates and the consolidated results of operations of PCC and the results of operation of PRT for such periods and are consistent in all material respects with the books and records of PCC, PRT and NJMI, and (B) the unaudited balance sheet, statement of operations and cash flow as of and for the fiscal quarter ended March 31, 1999 for PCC on a consolidated basis, when filed with the SEC, will have been prepared in accordance with GAAP applied on a consistent basis throughout the period covered thereby (except as noted therein), will be correct and complete in all material respects, and will present fairly the consolidated financial condition of PCC, and the consolidated results of operations of PCC for such period, and will be consistent in all material respects with the books and records of PCC;

     (iv) Undisclosed Liability. Except as set forth in Schedule 6(b)(iv), none of PCC, PRT or NJMI has any liability, except for (i) liabilities set forth on the face of the most recent balance sheets included in the Financial Statements and (ii) liabilities which have arisen after the date of the most recent balance sheets included in the Financial Statements in the ordinary course of business (none of which liabilities results from, arises out of, related to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law); and

     (v) Contracts. Schedule 6(b)(v) lists all contracts and other agreements to which any of PCC, PRT or NJMI is a party, including any tax sharing agreements.

(c) Indebtedness. Except as set forth in Schedule 6(b)(i), HCC represents and warrants to each Consenting Holder that there is no indebtedness of GBHC,

     GBH or GB Funding owed to it or any of its affiliates other than indebtedness incurred in the ordinary course of business or that may arise solely on account of the Sands Bankruptcy.

7. Forbearance. So long as no Agreement Termination Event shall have occurred, each of the Consenting Holders hereby agrees, severally and neither jointly nor jointly and severally, to forbear from enforcing the PRT Notes or the PCC Guarantee.

8. Termination of Agreement. Except for obligations pursuant to Section 21(b) and 21(c), all obligations hereunder shall terminate automatically upon the occurrence of any Agreement Termination Event, unless the occurrence of such Agreement Termination Event is waived in writing by all of the parties hereto. If any Agreement Termination Event occurs (and has not been waived) at a time when court permission shall be required for a Consenting Holder to change or withdraw (or cause to be changed or withdrawn) its vote in favor of the Joint Plan, the members of the GBCC Group shall not oppose any attempt by such Consenting Holder to change or withdraw (or cause to be changed or withdrawn) such vote.

     An "Agreement Termination Event" shall mean any of the following:

     (a)  HCC shall not have consummated the HCC Refinancing by June 30, 1999;

     (b) The Chapter 11 Proceedings shall not have been commenced or the Joint Plan and Disclosure Statement shall not have been filed by July 2, 1999;

     (c) The order of the Bankruptcy Court confirming the Joint Plan shall not have been entered and the effective date of the Joint Plan shall not have occurred by January 31, 2000;

     (d) There shall not have been final approval of the Financial Restructuring by New Jersey Casino Control Commission by January 31, 2000 (for purposes of this subsection, final approval means that any applicable appeal period shall have passed, no appeal of such approval shall be pending, and the approval of the Commission shall not have been overturned on appeal;)

     (e) PCC, PRT or NJMI shall file or support confirmation or fail to actively oppose confirmation of a plan of reorganization embodying terms materially different from those contemplated by the Joint Plan;

     (f) The Joint Plan shall not have been substantially consummated pursuant to section 1101(2) of the Bankruptcy Code by January 31, 2000;

     (g) The Bankruptcy Court shall have entered an order pursuant to Section 1104 of the Bankruptcy Code appointing a trustee or examiner with respect to any of PCC, PRT or NJMI;

     (h) The Bankruptcy Court shall have entered an order dismissing any of the Chapter 11 Proceedings or an order pursuant to Section 1112 of the Bankruptcy Code converting any of the Chapter 11 Proceedings to cases under Chapter 7 of the Bankruptcy Code;

     (i) PRT, PCC and/or NJMI shall not have paid the Accumulated Cash (as defined in Section 20 below) to the Indenture Trustee as required by
          Section 20(a);

     (j) PRT, PCC and/or NJMI shall not have paid any Excess Cash (as defined in Section 20 below) to the Indenture Trustee as required by Section 20(b);

     (k) An injunction, judgment, order, decree, ruling or charge shall have been entered which prevents consummation of the Cash Take-Out.

     (l)  Any breach of this Agreement by the Consenting Bondholders.

9. Further Acquisition of Securities. This Agreement shall in no way be construed to preclude the Consenting Holders from acquiring additional Existing PRT Notes.

10. Amendments. This Agreement may not be modified, amended or supplemented except in writing signed by all of the parties hereto.

11. Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to any conflicts of law provision which would require the application of the law of any other jurisdiction.

12. Headings. The Headings of the Sections, paragraphs and subsections of this Agreement are inserted for convenience only and shall not affect the interpretation hereof.

13. Successors and Assigns. This Agreement is intended to bind and inure to the benefit of the parties and their respective successors, assigns, heirs, executors, administrators and representatives. The agreements, representations and obligations of the Consenting Holders under this Agreement are several and neither joint nor joint and several in all respects. Except as set forth herein, no party may assign any of its rights or obligations hereunder without the prior consent of all other parties.

14. Prior Negotiations. This Agreement supersedes all prior negotiations, understandings and agreements with respect to the subject matter hereof.

15. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall constitute one and the same Agreement.

16. No Third-Party Beneficiaries. Unless expressly stated herein, this Agreement shall be solely for the benefit of the parties hereto and no other person or entity shall be a third-party beneficiary hereof.

17. Consideration. It is hereby acknowledged by the parties that no consideration shall be due or paid to the Consenting Holders for their agreement to vote to accept the Joint Plan and to reject any other plan in accordance with the terms and conditions of this Agreement other than the GBCC Group's agreement to commence the Chapter 11 Proceedings and to file and seek confirmation of the Joint Plan.

18. Notices. All notices and communications in connection with this Agreement shall be in writing and shall be delivered by hand, overnight courier, certified mail, return receipt requested, or facsimile transmission, at the addresses set forth in the signature pages hereto.

19. GBHC Payments. Within two days of execution of this Agreement, NJMI shall pay amounts owing to GBHC as indicated on the proof of claim of NJMI filed in the Sands Bankruptcy and miscellaneous postpetition amounts owing, not to exceed $42,000 in the aggregate.

20.  Payments to Indenture Trustee for Existing PRT Notes Prior to Effective
     Date.

     (a) Within two days of execution of this Agreement, PRT shall pay to the Indenture Trustee all of the cash held by PCC, PRT and NJMI (the "Accumulated Cash") after deducting (collectively the "Payables Reserve") (i) the amounts set forth in

          Exhibit B, (ii) $250,000 to be delivered to the liquidating trust contemplated by the Joint Plan, (iii) an additional $50,000 to be held in reserve exclusively for the payment of any deductible on NJMI's applicable policies of insurance and (iv) an amount necessary to pay any ordinary course liabilities of PCC, PRT and NJMI accrued and outstanding at the time of execution of this Agreement. Such payment shall be made to the Indenture Trustee for application to outstanding amounts owed to the holders of the Existing PRT Notes.

     (b) Prior to the Effective Date of the Joint Plan, and for so long as no Agreement Termination Event has occurred, and subject to Bankruptcy Court approval following the Petition Date, PRT, PCC and NJMI shall pay to the Indenture Trustee, within 30 days after the end of each calendar quarter, any cash held by PCC, PRT and/or NJMI ("Excess Cash") after deducting the Payables Reserve. Such payments shall be made to the Indenture Trustee for application to outstanding amounts owed to the holders of the Existing PRT Notes.

21.  Refinancing.

     (a) Pending Refinancing. HCC hereby confirms and represents that it is actively pursuing a refinancing (the "HCC Refinancing") of the HCC Notes (defined below) in an amount sufficient to deposit, and with the intention of depositing, cash in escrow in the amount of $40,329,375, which is to be paid to the holders of Class 1 claims in the Chapter 11 Cases pursuant to Sections 4.1(A) and 6.2(Q) of the Joint Plan.

     (b) Exchange Alternative. The parties to this Agreement hereby agree that if the HCC Refinancing is no longer being actively pursued or if it is not consummated by June 30, 1999, then each of them will enter into an exchange and voting agreement contemplating the issuance of new notes by PCC (the "New PCC Notes") to the holders of Existing PRT Notes on the terms set forth in Exhibit 21(b) through a plan of reorganization substantially similar to the Joint Plan, subject to the recognition by such parties that certain issues arising under the Investment Company Act of 1940 shall be resolved on a mutually agreeable basis.

     (c) General Agreement. In the event that the parties are obligated to pursue the transaction contemplated by Section 21(b), HCC hereby agrees, to the extent permitted by the Indenture relating to its existing 12 3/4% Senior Secured Notes due 2003 (the "HCC Notes"), that
                                                               ---------
          in the event that it refinances the HCC Notes in full (including transactions in which 90% or more of the HCC Notes are refinanced with covenant-stripping amendments to the indenture or defeasance of the remaining HCC Notes), and in the event that such refinancing occurs more than 5 1/2 months prior to maturity of the HCC Notes, it will also refinance the New PCC Notes as part of such refinancing. It is HCC's intention to refinance the HCC Notes, and to refinance the New PCC Notes concurrently therewith, as soon as market conditions permit. In the event of a refinancing of the HCC Notes and the New PCC Notes by HCC, the holders of the New PCC Notes will have the right to receive and the obligation to take, in exchange for the New PCC Notes, (i) cash and/or (ii) new notes issued pursuant to the same indenture as those notes by HCC to the HCC Noteholders ("New Notes"), in an aggregate amount (for these purposes, counting the New Notes at their issue price), equal to 102.75% of the principal amount of the New PCC Notes and in the same proportion that holders of the HCC Notes receive cash and New Notes in the HCC refinancing. If two or more tranches of New Notes are issued in connection with such refinancing, the holders of PCC Notes will have the right to a pro rata participation in each tranche.

22. Professional Fees. PCC, PRT and NJMI jointly and severally agree to pay, subject to Bankruptcy Court approval if necessary, the reasonable fees and expenses of Ropes & Gray as counsel for the Consenting Holders, incurred through the earlier of the effective date of the Joint Plan or the date of an Agreement Termination Event. PCC, PRT and NJMI also agree to actively support, including joining in, a motion of the Consenting Holders for payment of such fees as a substantial contribution to the case pursuant to Bankruptcy Code Section 503(b)(3)(D).

23.  Cooperation in Sands Bankruptcy.

     (a) Each member of the GBCC Group shall take all actions reasonably requested by any of PRT, PCC, NJMI and the Consenting Holders, in assisting in the prosecution of the claims of PCC, PRT and NJMI against the Sands. Except for reimbursement of actual out of pocket expenses (and not including time), such assistance shall be provided at no additional cost to PRT, PCC, NJMI or the Consenting Holders. The GBCC Group shall not be required to have any of their personnel devote more time to the prosecution of such claims than a reasonable non-affiliated party would if prosecuting such claims for itself.

     (b) Without limiting the foregoing, the GBCC Group shall consult with the Consenting Holders regarding developments in the Sands Bankruptcy and will take such actions in the Sands Bankruptcy as may reasonably be requested by the Consenting Holders that do not conflict with fiduciary duties owed to other creditors or shareholders, applicable laws or regulations, the Interim Settlement Agreement or the Settlement Agreement.

     (c) HCC and NJMI agree that the Services Agreement between them dated as of January 1, 1994 has been terminated and that HCC hereby releases any claim for damages, against PCC, PRT or NJMI arising therefrom or related thereto.

24. Specific Performance. It is understood and agreed by each of the parties hereto that money damages would not be a sufficient remedy for any breach of this Agreement by any party and each non-breaching party shall be entitled to specific performance and injunctive or other equitable relief as a remedy of any such breach.

25. Survival and Assignment. The agreements and covenants contained in Sections 10, 11, 12, 13, 14, 15, 16, 18, 22, 23 and 24 shall survive substantial consummation of the Joint Plan. The representation and warranties of HCC and the GBCC Group contained in Section 6(a)(i)-(v) and the representations and warranties of the GBCC Group contained in Section 6(b)(i) shall survive substantial consummation of the Joint Plan. The covenants of HCC, the GBCC Group and the Consenting Holders contained in Sections 21(b) and 21(c) shall survive the Agreement Termination Date.

     SIGNED this 28th day of April, 1999.

                              GREATE BAY CASINO CORPORATION
                              Two Galleria Tower, Suite 2200
                              13455 Noel Road
                              Dallas, Texas 75240


                              By:   /s/ John C. Hull
                                 --------------------------------------
                                  Its: Chairman
                                       --------------------------------


                              PRATT CASINO CORPORATION
                              Two Galleria Tower, Suite 2200
                              13455 Noel Road
                              Dallas, Texas 75240


                              By:   /s/ John C. Hull
                                 --------------------------------------
                                  Its: Chairman
                                       --------------------------------


                              PRT FUNDING CORP.
                              Two Galleria Tower, Suite 2200
                              13455 Noel Road
                              Dallas, Texas 75240


                              By:   /s/ John C. Hull
                                 --------------------------------------
                                  Its: Chairman
                                       --------------------------------

                              NEW JERSEY MANAGEMENT, INC.
                              Indiana Avenue and Brighton Park
                              Atlantic City, NJ 08401



                              By:   /s/ John C. Hull
                                    -----------------------------------
                                  Its: Chairman
                                       --------------------------------


                              HOLLYWOOD CASINO CORPORATION
                              Two Galleria Tower, Suite 2200
                              13455 Noel Road
                              Dallas, Texas 75240



                              By:   /s/ Jack E. Pratt
                                 --------------------------------------
                                  Its: Chairman
                                       --------------------------------

DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION
277 Park Avenue
New York, New York  10172


By:  /s/ Howard Shams                     Existing PRT Notes  $ 20,143,000.00
   --------------------------------                           ---------------
Its: Vice President
    -------------------------------


SUNAMERICA INC.
One Sun America Center
38th Floor - Century City
Los Angeles, California   90067


By: /s/ Peter McMillan                     Existing PRT Notes  $ 26,090,000
   --------------------------------                            ------------
Its: Authorized Agent
    --------------------------------


THE PUTNAM ADVISORY COMPANY, INC.
as investment adviser of:

Ameritech Pension Trust
Putnam Offshore Funds (Cayman) Ltd. - Putnam Diversified Income Fund Strategic Global Fund - High Yield Fixed Income (Putnam) Fund


By: /s/ John R. Verani                     Existing PRT Notes    $350,000
   --------------------------------                              --------
Its: Senior Vice President
    -------------------------------


PUTNAM FIDUCIARY TRUST COMPANY
as investment adviser of:

Putnam High Yield Managed Trust
Putnam High Yield Fixed Income Fund, LLC


By:  /s/ John R. Verani                    Existing PRT Notes  $1,295,000.00
   --------------------------------                            -------------
Its:  Senior Vice President
    -------------------------------

PUTNAM INVESTMENT MANAGEMENT, INC.
as investment adviser of:

Putnam Variable Trust - Putnam VT High Yield Fund
Putnam Asset Allocation Funds - Balanced Portfolio
Putnam High Yield Trust
Putnam Asset Allocation Funds - Conservative Portfolio
Putnam High Yield Advantage Fund
Putnam High Income Convertible and Bond Fund
Putnam Asset Allocation Funds - Growth Portfolio
Putnam Managed High Yield Trust
The George Putnam Fund of Boston
Putnam Convertible Opportunities and Income Trust
Putnam Master Income Trust
Putnam Premier Income Trust
Putnam Master Intermediate Income Trust
Putnam Diversified Income Trust
Putnam Variable Trust - Putnam VT Diversified Income Fund
Putnam Balanced Retirement Fund
Travelers Series Fund, Inc. - Putnam Diversified Income Portfolio
Lincoln National Global Asset Allocation Fund, Inc.
Putnam Variable Trust - Putnam VT Global Asset Allocation Fund
Putnam Strategic Income Fund
Putnam Funds Trust - Putnam High Yield Total Return Fund



By:  /s/ John R. Verani                    Existing PRT Notes  $34,945,000.00
   -------------------------------                             --------------
Its:  Senior Vice President
      ----------------------------